Press Release

For immediate release

Company contact: Jennifer Martin, Vice President of Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Event

DENVER – September 27, 2013 – Bill Barrett Corporation (NYSE: BBG) announced today that management plans to participate in the Deutsche Bank 21st Annual Leveraged Finance Conference. Chief Financial Officer Bob Howard will present on Wednesday, October 2, 2013 at 9:25 a.m. Pacific time. The event will be webcast, available from our home page at www.billbarrettcorp.com. The presentation for this event will be posted at 5:00 p.m. Mountain time, Monday, September 30, 2013. Management will also host investor meetings on Tuesday, October 1, 2013.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.